AGREEMENT AND PLAN OF MERGER


                         dated as of September 23, 1998


                                  by and among


                              BURNHAM CORPORATION,


                         BURNHAM ACQUISITION CORPORATION


                                       and


                             BRYAN STEAM CORPORATION

                                TABLE OF CONTENTS


ARTICLE A

   THE OFFER
        A-1.01  The Offer......................................2
        A-1.02  Bryan Actions..................................3
        A-1.03  Stockholder Lists..............................3

ARTICLE I

   PLAN OF MERGER
        1.01  The Merger.......................................4
        1.02  Effective Time...................................4
        1.03  Closing..........................................4
        1.04 Articles of Incorporation; By-laws of the Surviving Corporation; Location of
              Principal Office.................................4
        1.05  Directors and Officers of the Surviving
              Corporation......................................5
        1.06  Effects of the Merger............................5
        1.07  Further Assurances...............................5
        1.08  Shareholders' Approval...........................5

ARTICLE II

   CONVERSION OF SHARES
        2.01  Conversion of Capital Stock......................6
        2.02  Exchange of Certificates.........................7

ARTICLE III

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
        3.01  Organization and Qualification...................9
        3.02  Capital Stock...................................10
        3.03  Authority Relative to this Agreement............11
        3.04  Non-Contravention: Approvals and Consents.......12
        3.05  SEC Reports and Financial Statements............13
        3.06  Absence of Certain Changes or Events............13
        3.07  Absence of Undisclosed Liabilities..............14
        3.08  Legal Proceedings...............................14
        3.09  Information Supplied; Schedule 14D-9; Offer
              Documents and Proxy Statement...................14
        3.10  Compliance with Laws and Orders.................15
        3.11  Compliance with Agreements; Certain Agreements..15
        3.12  Taxes...........................................16
        3.13  Benefit Plans; ERISA............................17
        3.14  Insurance.......................................19

        3.15  Labor Matters...................................20
        3.16  Environmental Matters...........................21
        3.17  Tangible Property and Assets....................23
        3.18  Intellectual Property Rights....................23
        3.19  Vote Required...................................25
        3.20  Disclosure......................................25
        3.21  Effect of Transactions on Manufacturer's
              Representatives and Customers...................25
        3.22  Bryan's Transaction Costs.......................25

ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER
   SUB
        4.01  Organization and Qualification..................25
        4.02  Authority Relative to this Agreement............26
        4.03  Non-Contravention; Approvals and Consents.......26
        4.04  Legal Proceedings...............................27
        4.05  Information Supplied............................27
        4.06  Financing.......................................28

ARTICLE V

   COVENANTS OF THE COMPANY
        5.01  Conduct of Business.............................28
        5.02  No Solicitations................................31

ARTICLE VI

   ADDITIONAL AGREEMENTS
        6.01  Access to Information; Confidentiality..........32
        6.02  Preparation of Proxy Statement..................32
        6.03  Approval of Shareholders........................33
        6.04  Regulatory and Other Approvals..................34
        6.05  Employees.......................................34
        6.06  Expenses........................................35
        6.07  Brokers or Finders..............................35
        6.08  Notice and Cure.................................35
        6.09  Fulfillment of Conditions.......................36
        6.10  Indemnification; Directors' and Officers'
              Insurance.......................................36
        6.11  Retention of Bryan Name.........................37
        6.12  Takeover Laws...................................38
        6.13  Subsequent Financial Statements.................38
        6.14  Termination Fee; Expenses.......................38

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ARTICLE VII

   CONDITIONS
        7.01  Conditions to Each Party's Obligation to
              Effect the Merger...............................39
        7.02  Conditions to Obligation of Buyer and Merger
              Sub to Effect the Merger........................40
        7.03  Conditions to Obligation of Bryan to Effect
              the Merger......................................41

ARTICLE VIII

   TERMINATION, AMENDMENT AND WAIVER
        8.01  Termination.....................................42
        8.02  Effect of Termination...........................43
        8.03  Amendment.......................................43
        8.04  Waiver..........................................43

ARTICLE IX

   GENERAL PROVISIONS
        9.01  Non-Survival of Representations; Warranties;
              Covenants and Agreements........................44
        9.02  Knowledge.......................................44
        9.03  Notices.........................................44
        9.04  Entire Agreement................................45
        9.05  Public Announcements............................45
        9.06  No Third Party Beneficiaries....................46
        9.07  No Assignment, Binding Effect...................46
        9.08  Headings........................................46
        9.09  Invalid Provisions..............................46
        9.10  Governing Law...................................46
        9.11  Counterparts....................................46
        9.12  Interpretation..................................47
        9.13  Incorporation of Exhibits.......................47
        9.14  Enforcement of Agreement; Injunctive Relief.....47
        9.15  Joint and Several Obligations...................48

ANNEXES:

        Annex A -- Conditions of Offer and List of Encumbrances

EXHIBITS:

        Exhibit A - Form of Stockholders Agreement

SCHEDULES:

         Schedule 3.01 - Jurisdictions of Qualification
         Schedule 3.04 - Bryan Consents and Approvals
         Schedule 3.06 - Material Adverse Changes, etc.
         Schedule 3.07 - Undisclosed Liabilities
         Schedule 3.08 - Legal Proceedings
         Schedule 3.10 - Permits; Legal Compliance
         Schedule 3.11 - Contracts and Contract Compliance
         Schedule 3.12 - Tax Matters
         Schedule 3.13 - Benefit Plans
         Schedule 3.14 - Insurance
         Schedule 3.15 - Labor Matters
         Schedule 3.16 - Environmental Matters
         Schedule 3.17 - Exceptions to Title to Personal Property
         Schedule 3.18 - Intellectual Property
         Schedule 3.21 - Relationships with Representatives and Customers
         Schedule 3.22 - Bryan's Transaction Costs
         Schedule 7.02 - Encumbrances

      This AGREEMENT AND PLAN OF MERGER dated as of September 23, 1998 (this "Agreement"), is made and entered into by and among ("BURNHAM CORPORATION"), a New York corporation ("Buyer" or "Burnham"), BURNHAM ACQUISITION CORPORATION, a New Mexico corporation wholly owned by Buyer ("Merger Sub"), and BRYAN STEAM
CORPORATION, a New Mexico corporation (prior to the Merger referred to as "Bryan", and after the Merger referred to as the "Surviving Corporation").

      WHEREAS, the Boards of Directors of Buyer, Merger Sub and Bryan have each determined that it is advisable and in the best interests of their respective shareholders to consummate and have approved the transactions contemplated hereby (in which Merger Sub will make a tender offer (the "Offer") for all outstanding shares of Bryan, Merger Sub will subsequently merge with and into Bryan, and Bryan will thereupon become a wholly-owned subsidiary of Buyer (the "Merger"));

      WHEREAS, the Board of Directors of Bryan has unanimously adopted a resolution approving the Offer, the Merger, this Agreement and the transactions contemplated hereby and recommending that the holders of Bryan Common Stock (as defined below) tender their shares of Bryan Common Stock in the Offer and approve the Merger;

      WHEREAS, concurrently with the execution hereof and in order to induce Buyer and Merger Sub to enter into this Agreement, Buyer and Merger Sub are entering into a Stockholders' Agreement with ten holders of Bryan Common Stock who collectively own beneficially and of record 55.6% of the issued and outstanding shares of common stock of Bryan; and such holders have, in accordance with Rule 14a-2(b)(2) of the rules promulgated under the Securities Exchange Act of 1934, as amended, executed and delivered such Stockholders' Agreement substantially in form of Exhibit A hereto wherein each such holder (i) has agreed to tender his shares of Bryan Common Stock pursuant to the Offer and
(ii) has granted to Buyer the right to vote such holder's shares of common stock of Bryan in favor of the adoption and approval of the Merger;

      WHEREAS,   Buyer,   Merger   Sub  and  Bryan   desire   to  make   certain
representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements and representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE A

                                    THE OFFER

           A-1.01  The Offer.

           (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 hereof and subject to the provisions hereof, Buyer shall cause Merger Sub promptly (but in no event later than five business days following the public announcement of the terms of this Agreement) to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase all outstanding shares of common stock of Bryan, par value $10.00 per share (the "Bryan Common Stock" or the "Shares"), at a price of $152.00 per Share, net to the seller in cash (the "Offer"). Subject to the satisfaction of the Offer Conditions (as defined below) and the terms and conditions of this Agreement, Merger Sub shall accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable under applicable law. The obligation of Merger Sub to consummate the Offer and to accept for payment and to pay for any Shares tendered pursuant thereto shall be subject to only those conditions set forth in Annex A hereto (the "Offer Conditions"), which are for the sole benefit of Buyer and Merger Sub and may be asserted by Buyer or Merger Sub or waived by Buyer or Merger Sub, in whole or in part, at any time and from time to time in their sole discretion. Bryan agrees that no Shares held by Bryan or any of its subsidiaries will be tendered to Merger Sub pursuant to the Offer. Merger Sub will not, without the prior written consent of Bryan, (i) decrease or change the amount or form of the consideration payable in the Offer, (ii) decrease the number of Shares sought pursuant to the Offer, (iii) impose additional conditions to the Offer, (iv) change the conditions to the Offer (provided, that Buyer or Merger Sub in their sole discretion may waive any of the conditions to the Offer) or
(v) make any change to any other provision of the Offer that is materially adverse to the holders of the Shares. Merger Sub shall be entitled to extend the Offer in accordance with applicable law, but if the conditions set forth in Annex A are satisfied as of any scheduled expiration date of the Offer, the Offer may not be extended by more than ten business days in the aggregate, except with the prior written consent of the Company or as required by law. If the conditions set forth in Annex A are not satisfied or waived by Merger Sub as of any scheduled expiration date, Merger Sub may extend the Offer from time to time until the earlier of the consummation of the Offer or twenty business days following the original expiration date of the Offer.

           (b) On the date of commencement of the Offer, Buyer and Merger Sub shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-1"), which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents"). Bryan and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Buyer and Merger Sub agree to provide Bryan with, and to consult with Bryan regarding, any comments that may be received from the SEC or its staff with respect to the Offer Documents promptly after receipt thereof.

           A-1.02 Bryan Actions. (a) Bryan hereby consents to the Offer and represents and warrants that (i) the making of the Offer and the other transactions contemplated by this Agreement have been approved and consented to by the Board of Directors of Bryan in accordance with applicable law, (ii) Bryan's Board of Directors (at meetings duly called and held) has unanimously
(x) determined that the Offer and the Merger are fair to and in the best interests of the stockholders of Bryan, (y) resolved to recommend acceptance of the Offer and approval of the plan of merger contained in this Agreement by such stockholders of Bryan, and (z) resolved to elect, to the extent permitted by law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of antitakeover laws and regulations (collectively, "Takeover Laws") of any jurisdiction that may purport to be applicable to this Agreement, and (iii) McDonald & Company Securities, Inc., Bryan's independent financial advisor, has advised Bryan's Board of Directors that, in its opinion, the consideration to be paid in the Offer and the Merger to Bryan's stockholders is fair, from a financial point of view, to such stockholders.

           (b) Upon commencement of the Offer, Bryan shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendations of its Board of Directors described in Section A-1.02(a) and hereby consents to the inclusion of such recommendations in the Offer Documents and to the inclusion of a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to Bryan's stockholders. Buyer, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. Bryan agrees to provide Buyer and Merger Sub with, and to consult with Buyer and Merger Sub regarding, any comments that may be received from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof.

           (c) Bryan hereby agrees that, subject to the terms and conditions of this Agreement, in the event there shall occur a change in law or in a binding judicial interpretation of existing law which would, in the absence of action by Bryan or the Board of Directors of Bryan specified in such law or interpretation, prevent Merger Sub, were it to acquire two-thirds of the Shares then outstanding, from approving and adopting this Agreement without the affirmative vote of any other holder of Shares, Bryan will use its best efforts promptly to take such action or cause such action to be taken.

           A-1.03 Stockholder Lists. In connection with the Offer, Bryan shall promptly furnish Buyer and Merger Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of the latest practicable date and shall furnish Buyer and Merger Sub with such information and assistance (including periodic updates of such information) as Buyer or Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.

                                    ARTICLE I

                                 PLAN OF MERGER

      1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into Bryan and the separate corporate existence of Merger Sub shall thereupon cease. Bryan shall be the surviving corporation in the Merger (the "Surviving Corporation"). Merger Sub and Bryan are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

      1.02 Effective Time. At the Closing (as defined in Section 1.03), such articles of merger or other appropriate documents (in each case, "Articles of Merger") shall be duly prepared and executed by the Constituent Corporations and thereafter delivered to the Corporation Commission of the State of New Mexico or its successor (the "New Mexico Corporation Commission") for filing, as provided in Section 53-14-4 of the New Mexico Business Corporation Act (the "NMBCA"), on, or as soon as practicable after, the Closing Date (as defined in Section 1.03) and shall make all other filings, recordings and publications as required by the NMBCA. The Merger shall become effective on the date the Articles of Merger are filed (such date being referred to herein as the "Effective Time").

      1.03 Closing. The closing of the Merger (the "Closing") will take place at the offices of Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the 5th business day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII shall be satisfied or, if permissible, waived in accordance with this Agreement, or on such other date and time as the parties hereto mutually agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." At the Closing, Buyer, Merger Sub and Bryan shall deliver to each other the certificates and other documents and instruments required to be delivered under Article VII and take such other actions as may be necessary to consummate the transactions contemplated by this Agreement.

      1.04 Articles of Incorporation; By-laws of the Surviving
Corporation; Location of Principal Office.

           (a) Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:
"The name of the Corporation is Bryan Steam Corporation."

           (b) By-laws. The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

           (c) Location of Principal Office. The location of the principal office of the Surviving Corporation shall be State Road 19 North, Post Office Box 27, Peru, Indiana 46970.

      1.05 Directors and Officers of the Surviving Corporation.

           (a) Directors. The individuals listed below shall be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving
Corporation:

                     H. Jesse McVay
                              Albert Morrison, III
                               Ronald L. Griffith

           (b) Officers. The individuals listed below shall be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the Board of Directors of Bryan will confirm by resolution the appointment of such officers effective as of the Effective Time:

                            H. Jesse McVay, President
                     Ronald L. Griffith, Vice President
                     Kurt J. Krauskopf, Treasurer,
                       Comptroller and Secretary
                     Robert Berardi, Assistant Treasurer
                     Tammy McEwen, Assistant Secretary

      1.06 Effects of the Merger. Subject to the foregoing, the Merger shall have the effects specified in accordance with Section 53-14-6 of the NMBCA.

      1.07 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

      1.08 Shareholders' Approval. In order to consummate the Merger, Bryan, acting through its Board of Directors, shall pursuant to Section 6.03 as soon as practicable and in accordance with (but only if required under) applicable law, promptly and duly call, give notice of, convene and hold a special shareholder meeting or its 1998 Annual Meeting of shareholders for the purpose of considering and taking action upon the Merger and adopting and approving this Agreement (the "Shareholder Meeting").

                                   ARTICLE II

                              CONVERSION OF SHARES

      2.01 Conversion of Capital Stock.

           (a) Conversion of Capital Stock and Dissenting Shares.
At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                (i) Capital Stock of Merger Sub. All of the issued and outstanding shares of the common stock, with no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation ("Surviving Corporation Common Stock"). Immediately after the Merger, all of the issued and outstanding shares of common stock of the Surviving Corporation shall be owned by Buyer.

                (ii) Cancellation of Treasury Stock. All shares of common stock, of Bryan, par value $10.00 per share ("Bryan Common Stock"), that are owned by Bryan as treasury stock shall be canceled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor.

                (iii) Exchange Price for Bryan Common Stock. Each share of Bryan Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(ii) and other than Dissenting Shares (as defined in Section 2.01(b))) issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive $152.00 in cash per share (the "Merger Price"). The Merger Price shall be payable in cash without interest thereon, upon surrender of the corresponding Certificate (as defined in Section 2.02(b)) in accordance with Section 2.02. As of the Effective Time, all shares of Bryan Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Price per share as provided herein.

           (b)  Dissenting Shares.

                (i) To the extent applicable, each outstanding share of Bryan Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to fair value of such holder's shares in accordance with the applicable provisions of the NMBCA and has not effectively withdrawn or lost such right (a "Dissenting Share"), shall not be converted into or represent a right to receive the Merger Price pursuant to Section 2.01
(a)(iii), but the holder thereof (sometimes referred to herein as a "Dissenting Shareholder") shall be entitled only to such rights as are granted by the applicable provisions of the NMBCA; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for fair value or lose the right to fair value, in either case pursuant to the NMBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Price pursuant to Section 2.01(a)(iii).

           (ii) Bryan shall give Buyer (x) prompt notice of any written objection to the proposed adoption and approval of this Agreement, any written demand for payment of the fair value of shares, any withdrawals of such demands and any other instruments received by Bryan served pursuant to the applicable provisions of the NMBCA relating to dissenting shareholders and (y) the opportunity to direct all negotiations and proceedings with respect to demands by dissenting shareholders under the NMBCA. Bryan will not voluntarily make any payment with respect to any demands by dissenting shareholders and will not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

      2.02 Exchange of Certificates.

           (a)  Exchange Agent.

                (i) At the Closing or immediately prior to the Effective Time, Buyer (x) shall appoint as exchange agent reasonably satisfactory to Bryan (the "Exchange Agent") in accordance with an exchange agreement reasonably satisfactory to Bryan, and (y) shall make available to the Surviving Corporation, and shall cause to be deposited with the Exchange Agent, the aggregate amount due to holders of shares of Bryan Common Stock under Section 2.01(a)(iii) (the "Purchase Price"), to be held for the benefit of and to be distributed to, holders of shares of Bryan Common Stock in accordance with this
Section 2.02. The Exchange Agent shall agree to hold such funds (such funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 2.02 and upon such additional terms as may be agreed upon by the Exchange Agent, Bryan and Buyer.

                (ii) The deposit shall be made on the following  terms:  (a) the
Exchange Agent will be given irrevocable instructions that monies deposited in the Exchange Fund pursuant to this Section 2.02 will be applied by the Exchange Agent to making the cash payments to the former Bryan shareholders provided for herein; (b) the Exchange Agent, upon the direction of Buyer or, after the Effective Time, the Surviving Corporation, may invest in direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, certificates of deposit issued by commercial banks having capital and surplus in excess of One Hundred Million Dollars ($100,000,000), or commercial paper rated A-1 or better by Standard & Poor's corporation or P-1 by Moody's Investors Service, Inc.; (c) any net profit resulting from, or interest or income produced by, such investments will be payable as directed by the Surviving Corporation (including, if so directed, to it); provided, that Buyer shall replace any monies lost through any investments made as contemplated by this Section 2.02, if required to make payments to former shareholders of Bryan pursuant to this Agreement, and shall reimburse the Exchange Agent for all expenses incurred in connection with the acquisition or liquidation of any such investment; (d) all expenses of the Exchange Agent will be paid by Buyer or the Surviving Corporation; and (e) any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02, which remains unclaimed by the former shareholders of Bryan for six (6) months after the Effective Time, will be repaid to the Surviving Corporation upon demand. If certain Bryan shareholders, such as shareholders who cannot be located, have not received the cash to which they are entitled under the terms of this Agreement within six (6) months after the Effective Time, the Surviving Corporation will thereafter hold the amount of cash to which such shareholders are entitled, subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to abandoned property laws, for their benefit and will act and serve as their agent for the purpose of holding such funds. To the extent that any former shareholders of Bryan exercise their rights as Dissenting Shareholders, payments to them required or authorized by the NMBCA may be made from the Exchange Fund, but not in excess of the Merger Price for each share of Bryan Common Stock formerly owned.

           (b)  Exchange Procedures.

                (i) The record date for the purposes of the transactions contemplated hereby shall be the Closing Date. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bryan Common Stock (the "Certificates") converted pursuant to Section 2.01(a)(iii) into the right to receive the Merger Price (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Price. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the Merger Price per share of Bryan Common Stock represented thereby, which such holder has the right to receive pursuant to the provisions of this Article II (in accordance with applicable law), and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Bryan Common Stock which is not registered in the transfer records of Bryan, the Merger Price may be issued to a transferee if the Certificate representing such Bryan Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence, to the satisfaction of the Surviving Corporation, that such transfer had properly occurred and that any applicable stock transfer taxes had been properly paid.

                (ii) Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Price per share of Bryan Common Stock represented thereby as contemplated by this Article II, and shall not entitle the holder thereof to any rights of shareholders of the Surviving Corporation.

                (iii) The Surviving Corporation shall pay all charges and expenses incurred by the Surviving Corporation or the Exchange Agent in connection with the exchange of Certificates for cash.

                (iv) The parties acknowledge that the Exchange Agent may require each holder of record of outstanding shares of Bryan Common Stock to execute and deliver such documents and instruments as the Exchange Agent may reasonably require to effectuate the surrender of such shares in exchange for the Merger Price, including any appropriate affidavits and tax forms.

           (c) No Further Ownership Rights in Bryan Common Stock. All cash paid upon the surrender of shares of Bryan Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Bryan Common Stock. From and after the Effective Time, Bryan's stock transfer books shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Bryan Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II. If any Certificates shall not have been surrendered prior to two years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

           (d) No Further Ownership Rights in Merger Sub Common Stock. All shares of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock") issued upon the surrender of shares of Merger Sub Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Merger Sub Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Merger Sub Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Merger Sub Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Article II.

           (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the shareholders of Bryan six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Bryan who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claims for the Merger Price per share. Neither Buyer nor the Surviving Corporation shall be liable to any holder of shares of Bryan Common Stock for cash representing the Merger Price delivered from the Exchange Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Bryan represents and warrants to Buyer and Merger Sub as follows:

      3.01  Organization  and  Qualification.  (a) Bryan is a  corporation  duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Bryan is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction listed on Schedule
3.01 hereto in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on Bryan, and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Bryan to perform its obligations hereunder. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). Bryan has previously delivered to Buyer accurate and complete copies of the Articles of Incorporation and the By-laws of Bryan and each of its subsidiaries as currently in effect.

      (b) Except for Monticello Exchanger and Manufacturing Co., Inc. ("Memco") and Wendland Manufacturing Co., Inc. ("Wendland"), Bryan does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. All outstanding shares of capital stock of each of Memco and Wendland are duly authorized, validly issued, fully paid, non-assessable and owned, directly or indirectly, by Bryan free and clear of any liens, claims or encumbrances. Each of Memco and Wendland is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of Memco and Wendland is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction listed on Schedule 3.01 hereto in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on either Memco or Wendland as the case may be, and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Bryan to perform its obligations hereunder.

      3.02 Capital Stock, etc.. (a) The authorized capital stock of Bryan consists solely of 200,000 shares of common stock, par value $10.00 per share (previously defined as "Bryan Common Stock"), and 2,500 shares of preferred stock (the "Preferred Stock"). As of the date hereof, 191,284 shares of Bryan Common Stock are issued and outstanding, 8,716 shares of Bryan Common Stock are held in the treasury of Bryan; and no shares of Preferred Stock are issued or outstanding. All of the issued and outstanding shares of Bryan Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Bryan to issue or sell any shares of capital stock of Bryan or to grant, extend or enter into any Option with respect thereto.

           (b) There are no outstanding contractual obligations of Bryan to repurchase, redeem or otherwise acquire any shares of Bryan Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

           (c) There are no obligations to issue or to make any payments in respect of any shares of Preferred Stock; no person or entity has any right to make any claim in any manner whatsoever as a holder or a prior holder of any Preferred Stock or any rights related in any way to any shares of Preferred Stock; and no person or entity has any right to claim to be a holder of any rights related in any way to the Preferred Stock.

           (d) Except as expressly provided herein or in the Schedules hereto, no notice to obtain approval of the Merger is required to be sent to any person or entity, whether or not entitled to vote, other than the holders of record of Bryan Common Stock.

           (e) There are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating either Wendland or Memco to issue or sell any shares of its capital stock (each, a "Subsidiary Option") or to grant, extend or enter into any Subsidiary Option with respect thereto. There are no outstanding contractual obligations of either Wendland or Memco to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

      3.03 Authority Relative to this Agreement. Bryan has full corporate power and authority to enter into this Agreement and, subject to obtaining Shareholders' Approval (as defined in Section 6.03) with respect to the Merger, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Bryan and the consummation by Bryan of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bryan, the Board of Directors of Bryan has recommended adoption of this Agreement by the shareholders of Bryan and directed that this Agreement be submitted to the shareholders of Bryan for their consideration, and no other corporate proceedings on the part of Bryan or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Bryan and the consummation by Bryan of the transactions contemplated hereby other than obtaining Shareholders' Approval (as defined in Section 6.03). This Agreement has been duly and validly executed and delivered by Bryan and constitutes a legal, valid and binding obligation of Bryan enforceable against Bryan in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.04  Non-Contravention; Approvals and Consents.

           (a) The execution and delivery of this Agreement by Bryan does not, and the performance by Bryan of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any liens, mortgages, encumbrances, pledges or security interests of any kind (each a "Lien') upon any of the assets or properties of Bryan under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of Bryan, or (ii) subject to the obtaining of Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation, requirement, code or ordinance (together, "Laws"), or any judgment, decree, binding agreement or order (together, "Orders"), of or with any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to Bryan or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract", and together, "Contracts") to which Bryan or any of its Subsidiaries is a party or by which Bryan or any of its Subsidiaries or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the business or a material product line of Bryan and its Subsidiaries or on the ability of Bryan to consummate the transactions contemplated by this Agreement. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

           (b) Except (i) for the filing of a premerger notification report by Bryan under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and clearance of any SEC comments thereon, (iii) for the filing of the Articles of Merger required by the NMBCA with the New Mexico Corporate Commission and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) for the filing of
Schedule 14D-1 and Schedule 14D-9, and (v) as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Bryan is a party or by which Bryan or any of its assets or properties is bound for the execution and delivery of this Agreement by Bryan, the performance by Bryan of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Bryan or on the ability of Bryan to consummate the transactions contemplated by this Agreement.

      3.05 SEC Reports and Financial Statements. (a) Bryan delivered to Buyer prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document, including any financial statements, exhibits or schedules included or incorporated by reference (together with all amendments thereof and supplements thereto) filed by Bryan with the SEC since July 1, 1995 whether or not the same was required to have been filed under applicable law (as such documents have since the time of their filing been amended or supplemented, the "Bryan SEC Reports"), which includes all the documents (other than preliminary material) that Bryan was required to file with the SEC since such date. As of their respective dates, each of the Bryan SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) was timely filed pursuant to the Securities Act and the Exchange Act.

      (b) The audited consolidated financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in Bryan SEC Reports (the "Bryan Financial Statements") or contained in filings subsequent to the date hereof complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Bryan) the consolidated financial position of Bryan and its Subsidiaries as at the respective dates thereof and the results of their consolidated operations and cash flows for the respective periods then ended.

      3.06 Absence of Certain Changes or Events. Except as disclosed in Schedule
3.06 hereto, (a) since June 30, 1998 there has not been any change, event or development having, or that could be reasonably expected to have (individually or when aggregated with other such changes, events and developments) a material adverse effect on Bryan, other than those occurring as a result of general economic or financial conditions and other than developments which are not unique to Bryan but also generally affect other persons who participate or are engaged in the lines of business in which Bryan participates or is engaged, and
(b) except as disclosed in Schedule 3.06 hereto, between such date and the date hereof (i) Bryan has conducted its business only in the ordinary course consistent with past practice and (ii) Bryan has not taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

      3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet dated June 30, 1998 included in Bryan Financial Statements or as disclosed in Schedule 3.07 hereto, neither Bryan nor any of its Subsidiaries has at such date, or has incurred since that date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Bryan and its Subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Bryan and its Subsidiaries.

      3.08 Legal Proceedings. Except as disclosed in Schedule 3.08 hereto, (i) there are no claims, actions, suits, arbitrations, proceedings or any Governmental or Regulatory Authority investigations or audits pending, or to the knowledge of Bryan threatened, against, relating to or affecting Bryan, Wendland, Memco or any of their respective assets or properties, and there are no facts or circumstances known to Bryan that could be reasonably expected to give rise to any such claim, action, suit, arbitration, proceeding, investigation or audit (other than threatened claims, actions and suits which, individually or in the aggregate, cannot reasonably be expected to have an adverse effect on Bryan or on the ability of Bryan to consummate the Merger); provided, however, that Bryan has been named as a defendant in litigation involving claims relating to exposure to asbestos disclosed on Schedule 3.08 ("Asbestos Suits") and Bryan is likely to be named as defendant in additional Asbestos Suits prior to the Closing Date, and (ii) neither Bryan, Wendland nor Memco is subject to any Order of any Governmental or Regulatory Authority.

      3.09 Information Supplied; Schedule 14D-9; Offer Documents and Proxy Statement.

           (a) None of the information supplied or to be supplied by or on behalf of Bryan or any affiliate of Bryan for inclusion in the Offer Documents and any other schedule or document required to be filed with the SEC in connection with the Offer and the Merger will, at the times such documents are filed with the SEC and are mailed to stockholders of Bryan, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any communication with respect to the Offer previously filed with the SEC or disseminated to the stockholders of Bryan. The Schedule 14D-9 will not, at the time the Schedule 14D-9 is filed with the SEC and at all times prior to the purchase of Shares by Merger Sub pursuant to the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Bryan with respect to information supplied in writing by Buyer, Merger Sub or an affiliate of Buyer or Merger Sub expressly for inclusion therein. The Schedule 14D-9 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

      (b) The proxy statement relating to the Shareholder Meeting, including the letter to stockholders, notice of meeting, proxy statement and form of proxy, the information statement and any other information that may be provided in writing to holders of Bryan Common Stock in connection with the Merger, and any schedules required to be filed with the SEC in connection therewith, each as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Bryan with any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact, omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact required to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval for the Merger, except that no representation is made by Bryan with respect to information supplied in writing by or on behalf of Buyer and Merger Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Buyer or any of its Subsidiaries with the SEC. The Proxy Statement and any such other documents filed by Bryan with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act, to the extent applicable.

      (c) Neither the information supplied or to be supplied in writing by or on behalf of Bryan for inclusion in any document to be filed by Buyer or Merger Sub with the SEC nor any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.10 Compliance with Laws and Orders. Set forth on Schedule 3.10 are all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities that are currently held by Bryan, Wendland or Memco or for which Bryan, Wendland or Memco has applied. Bryan and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses ("Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Bryan and its subsidiaries taken as a whole. Bryan and its subsidiaries are in compliance with the terms of the Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Bryan and its subsidiaries taken as a whole. Except as set forth in detail on Schedule 3.10, Bryan and its subsidiaries are not in violation of or default under any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Bryan and its subsidiaries taken as a whole.

      3.11 Compliance with Agreements; Certain Agreements. Set forth on Schedule
3.11 are all Contracts under which either Bryan, Wendland or Memco have any rights, entitlements, duties or obligations, other than (i) manufacturer's representative contracts written on one of the two standard forms disclosed to Buyer, (ii) contracts for the purchase of materials, supplies or services in the ordinary course of business consistent with past practice, no one of which (and no group of related contracts of which) involves an aggregate purchase price in excess of $250,000 and each of which contracts is to be fully performed within 90 days after its commencement, and (iii) contracts for the sale of finished goods in the ordinary course of business consistent with past practice, no one of which contracts (and no group of related contracts of which) involves an aggregate selling price in excess of $150,000 and no one of which (other than contracts with aggregate selling prices of not more than $500,000) has been in effect, without being fully performed, for more than 150 days. Except as disclosed in Schedule 3.11 hereto, neither Bryan, its Subsidiaries nor, to the knowledge of Bryan, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the Articles of Incorporation or By-laws of Bryan or (ii) any Contract to which Bryan is a party or by which Bryan or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Bryan.

      3.12 Taxes.

           (a) Each of Bryan and its Subsidiaries has filed all federal and all material foreign, state and local tax reports and returns required to be filed and except as disclosed on Schedule 3.12, has duly paid all taxes shown as due thereon, including, without limitation, income, capital stock, gross receipts, net proceeds, ad valorem, value added, turnover, sales, use, real estate transfer, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, franchise, transfer, fuel, vehicle sales, excess profits, occupational and interest equalization, unitary, severance, withholding, social security, employment and other taxes, duties, assessments and charges (including, without limitation, the recapture of any tax items such as investment tax credits), together with all interest, penalties and additions imposed with respect to such amounts, which are due on or before the date hereof or claimed to be due by federal, state, or local taxing authorities or which are payable on or before the date hereof with respect to the business and operations of Bryan and its Subsidiaries (collectively, "Taxes"). All such returns are accurate and complete in all material respects. There are no tax liens upon any property or assets of Bryan and its Subsidiaries, except liens for Taxes not yet due and payable. All Taxes (including interest and penalties) applicable for all periods prior to the Closing or other governmental charges upon Bryan and its Subsidiaries or their assets, income or revenues have been or will be paid (if due) or, if not currently payable, reserved against in accordance with GAAP. Bryan and its Subsidiaries have not executed any waivers of the statute of limitations on the right of the Internal Revenue Service (the "IRS") or any state or local taxing authority to assess additional Taxes or to contest the income or loss with respect to any tax return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), held by Bryan and its Subsidiaries, are substantially correct and in compliance with the Internal Revenue Code of 1986, as amended (the "Code"), and all regulations thereunder.

           (b) No issues have been raised that are currently pending by any taxing authority in connection with any of the aforesaid tax returns or reports. No issues have been raised in any examination by any taxing authority with respect to Bryan and its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined. The items of income and deductions reflected on the federal income tax returns and comparable state and local returns filed by or on behalf of Bryan and its Subsidiaries for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied (or will be promptly supplied upon request) to Buyer, state accurately in all material respects the receipts and expenditures of Bryan and its Subsidiaries, and the same were derived from the books and records of Bryan.

           (c) Bryan and its Subsidiaries have not entered into any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

           (d) None of Bryan or any of its Subsidiaries has ever been a "consenting corporation," within the meaning of Section 341(f)(l) of the Code, or comparable provisions of any state statutes, and none of the assets of Bryan and its Subsidiaries is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

           (e) No property of Bryan and its Subsidiaries is property which Bryan or Buyer is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code, as in effect prior to the Tax Reform Act of 1986.

           (f) No property of Bryan and its Subsidiaries is "tax exempt use property" as such term is defined in Section 168(h) of the Code.

           (g) None of the properties or assets of Bryan and its Subsidiaries is tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code.

           (h) None of Bryan nor any of its Subsidiaries nor any predecessor thereof is or has been, or has filed a tax return claiming that it is or has been, an Electing Small Business Corporation pursuant to the provisions of Subchapter S of the Code.

           (i) None of Bryan or its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Bryan) or (ii) has any liability for the Taxes of any person (other than any of Bryan and its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any provision of state, local or foreign law), as a transferor or successor, by contract or otherwise.

      3.13 Benefit Plans; ERISA.

           (a) All Benefit Plans (as defined below) are listed in Schedule 3.13, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Buyer (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns IRS Forms 5500 and IRS determination letters). Except as disclosed in Schedule 3.13 hereto:

                (i) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA (as defined below) and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code whether or not waived;

                (ii) no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

                (iii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan (as defined below) maintained by an ERISA Affiliate (as defined below) since the effective date of Section 4043;

                (iv) with respect to each  Multiemployer Plan (as defined below)
(i) no withdrawal liability has been incurred by Bryan or any ERISA Affiliate, and Bryan has no reason to believe that any such liability will be incurred, prior to the Closing Date, (ii) no such plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), and (iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the plan;

                (v) no direct, contingent or secondary liability has been incurred or is expected to be incurred by Bryan under Title IV of ERISA to any party with respect to any Benefit Plan or Multiemployer Plan presently or heretofore maintained or contributed to by any ERISA Affiliate;

                (vi) neither Bryan nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA;

                (vii) no benefit under any Benefit Plan (except as may be set forth in the Senior Management Agreements as defined in Section 6.05(a)), including, without limitation, any severance or parachute payment plan or agreement, will increase the amount of compensation due any employee or will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                (viii) no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

                (ix) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment and there has been no communication to any employee that would reasonably be expected to promise or guarantee any such employee retiree health or life insurance or other retiree death benefits on a permanent basis;

                (x) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of Bryan, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to Bryan that could reasonably be expected to give rise to any such suit, action or other litigation; and

                (xi) all contributions to Benefit Plans and Multiemployer Plans that were required to be made under such Benefit Plans as of the Closing Date have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as reflected in Bryan SEC Reports or disclosed in Schedule 3.13, and Bryan has performed all material obligations required to be performed under all Benefit Plans.

           (b) Except as set forth in  Schedule  3.13  hereto or as  provided in
Section 6.05, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will entitle any former or current employee of Bryan or any Affiliate or any group of such employees to any payment, increase the amount of compensation due to any such employees or cause acceleration of benefits under any Benefit Plan.

           (c) As used herein:

                (i) "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by Bryan or its Subsidiaries, or under which any employee, former employee or director of Bryan or its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                (iii) "ERISA Affiliate" means any business entity which is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, Bryan or its Subsidiaries.

                (iv) "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which Bryan or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

                (v) "Plan" means any employment, consulting, termination, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, savings, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      3.14 Insurance. Schedule 3.14 identifies all insurance policies of Bryan and its Subsidiaries currently in force, inclusive of the name and address of the insurer, the policy number and the year or years of coverage (the "Insurance Policies"). To the best of Bryan's knowledge, Schedule 3.14 lists all claims made against or under the Insurance Policies and under any prior insurance policies in effect at any time during the past five years with respect to Bryan, Wendland and Memco, including claims related to product liability, third-party property damage, bodily injury and third-party environmental impairment. To the best of the knowledge of Bryan, Schedule 3.14 also identifies all insurance policies of Bryan under which asbestos-related claims against Bryan are or would be covered. Wendland will promptly (and in any event within 10 days from the date hereof) reinstate product liability insurance coverage with a scope equivalent to that under the product liability insurance policy of Wendland most recently expired, and Wendland will promptly deliver to Buyer reasonable evidence of such reinstatement.

      3.15 Labor Matters.

           (a) Except as set forth in Schedule 3.15, (i) no employees of Bryan or any of its Subsidiaries are represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employees, and neither Bryan nor any of its Subsidiaries is a party to or has any obligation under any collective bargaining agreement or other labor union contract with any labor union or organization, or has any obligation to recognize or deal with any labor union or organization, and there are no such contracts pertaining to or which determine the terms or conditions of employment of any employee of Bryan or any of its Subsidiaries; (ii) there are no pending or threatened representation campaigns, elections or proceedings or questions concerning union representation involving any employees of Bryan or any of its Subsidiaries; (iii) neither Bryan nor any of its Subsidiaries has any knowledge of any activities or efforts of any labor union or organization (or representatives thereof) to organize any employees of Bryan or any of its Subsidiaries, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or threats thereof, by or with respect to any employees of Bryan or any of its Subsidiaries or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during the 48-month period preceding the date hereof; (iv) neither Bryan nor any of its Subsidiaries has engaged in, admitted committing or been held in any administrative or judicial proceeding to have committed any unfair labor practice under the National Labor Relations Act, as amended; (v) neither Bryan nor any of its Subsidiaries is involved in any industrial or trade dispute or any dispute or negotiations regarding a claim of material importance with any labor union or organization; and (vi) there are no controversies, claims, demands or grievances of material importance pending or, so far as Bryan or any of its Subsidiaries is aware, threatened, between Bryan or any of its Subsidiaries and any of their respective employees or any actual or claimed representative thereof.

           (b) Schedule 3.15 (and the exhibits thereto) set forth all contracts and agreements, including, without limitation, employment agreements, consulting agreements, change in control agreements, independent contractor agreements, retainers and severance agreements under which Bryan or any of its Subsidiaries has any obligation to provide wages, salary, commissions or other compensation or remuneration (other than obligations to make current wage or salary payments terminable at will without notice) to or on behalf of any employee, former employee, consultant or contractor (or any designee, assignee or beneficiary thereof). A complete and correct copy of each written (and a complete and correct written description of each such oral) contract or agreement, has been delivered or made available to Buyer.

           (c) A true and correct statement of the names, current rates of base compensation and description of the formula for computing bonus compensation of all officers, directors and salaried non-union employees of Bryan and its Subsidiaries as of the date hereof, is set forth in Schedule 3.15. Except as set forth in Schedule 3.15, (i) Bryan and its Subsidiaries have no obligation (including an obligation for the payment of any fee, extraordinary bonus or "golden parachute" based upon the successful completion of the transactions contemplated hereunder) under any employment contract, severance agreement or other change in control plan, agreement or arrangement, or any other similar agreements, employment policies (including vacation and severance pay policies) or retirement or employee benefit plans, arrangements or understandings, written or otherwise, with any officer, director, employee or agent of Bryan or any Subsidiary and (ii) since January 1, 1998, Bryan and its Subsidiaries have (A) not paid or agreed to pay any bonuses or made or agreed to make any increase in the rate of wages, salaries or other compensation or remuneration of any of its officers, directors, consultants or employees (except for increases in accordance with written binding commitments, true, correct and complete copies of which have been previously delivered to Buyer, or in accordance with a past practice described in Schedule 3.15), or (B) become a party to any employment contract or arrangement with any of its officers or employees providing for any new or additional bonuses, profit sharing payments, severance pay or retirement benefits or any other form of employee compensation or benefits.

           (d) Bryan and each of its Subsidiaries has at all times complied in all material respects and is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, wages, hours, occupational health and safety, and payment and withholding of taxes in connection with employment. Except as set forth in Schedule 3.15, there are no claims, complaints or legal or administrative proceedings pending or, so far as Bryan is aware, threatened, against Bryan or any of its Subsidiaries before any federal, state or municipal court or governmental agency, or any federal, state or municipal taxing authority involving or relating to any past or present employee(s) or applicant(s) for employment of Bryan or any of its Subsidiaries, or relating to any acts, omissions or practices of Bryan or any of its Subsidiaries relating to employment practices or occupational health and safety. Neither Bryan nor any of its Subsidiaries are party to or bound by any court or administrative order, judgment, decree or ruling of any kind respecting the employment practices or occupational health and safety of any employees or prospective employees of Bryan or any of its Subsidiaries.

      3.16 Environmental Matters. Except as disclosed in
Schedule 3.16 hereto:

           (a) To the best of Bryan's knowledge, Bryan and its Subsidiaries are and have been consistently in compliance with applicable Environmental Law (as defined below) and have obtained all licenses, permits, authorizations, approvals and consents from Governmental and Regulatory Authorities that are required in respect of the business, operations, assets or properties of each under any applicable Environmental Law. Bryan and its Subsidiaries are in material compliance with the terms and conditions of all such licenses, permits, authorizations, approvals and consents.

           (b) No Order or notice has been issued, no demand or claim (including any for personal injury, property or natural resources damage) has been asserted, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Bryan and its Subsidiaries, threatened by any third party (including any Governmental or Regulatory Authority) with respect to any alleged failure by Bryan or any of its Subsidiaries to comply with applicable Environmental Law or to have any license, permit, authorization, approval or consent from Governmental or Regulatory Authorities required under any applicable Environmental Law in connection with the conduct of the business or operations of Bryan or any of its Subsidiaries or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. ss. 9601(22) ("Release"), of any Hazardous Material (as defined below).

           (c) Bryan and its Subsidiaries have not handled any Hazardous Material on any property owned or leased by Bryan or any of its Subsidiaries; and, without limiting the foregoing, at any property owned or leased by Bryan or any of its Subsidiaries, (i) there are no underground storage tanks, active or abandoned; (ii) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law; (iii) no interim status or hazardous waste permit is or has been required; and (iv) there has been no disposal of any Hazardous Material.

           (d) Bryan and its Subsidiaries have not transported or arranged for the transportation of any Hazardous Material to any location that, to the knowledge of Bryan and its Subsidiaries, is not consistently in compliance with applicable Environmental Law or which is the subject of any investigation, action, suit, arbitration or proceeding that could be reasonably expected to lead to claims against Bryan or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or personal injury claims, which could be reasonably expected to have a material adverse impact on Bryan or any of its Subsidiaries including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA").

           (e) No oral or written notification of a Release of a Hazardous Material has been or was required to be filed by or on behalf of Bryan or any of its Subsidiaries and no property owned or leased by Bryan or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

           (f) There are no Liens arising under or pursuant to any Environmental Law with respect to any real property owned or leased by Bryan or any of its Subsidiaries, and no action of any Governmental or Regulatory Authority has been taken or is in process which could subject any of such properties to such Liens, and Bryan or any of its Subsidiaries would not be required to place any notice or restriction relating to the presence of Hazardous Material at any such property owned by it in any deed to such property.

           (g) Bryan has delivered, or made available, to Buyer all environmental (including asbestos) investigations, studies, audits, tests, reviews or other analyses conducted during the prior three years by, or which are in the possession of, Bryan in relation to any property or facility owned or leased by Bryan or any of its Subsidiaries, including Phase 1 environmental reports for all properties owned, leased or controlled, indirectly or directly, by Bryan or any of its Subsidiaries.

           As used herein:

           (x) "Environmental Law" means any Law or Order relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport, use or handling of any Hazardous Material; and

           (y) "Hazardous Material" means (A) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Law; and (B) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and polychlorinated biphenyls (PCBs).

      3.17 Tangible Property and Assets. Except as disclosed in Schedule 3.17 hereto, Bryan has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the businesses of Bryan free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of Bryan. All such property and assets are, in all material respects, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

      3.18 Intellectual Property Rights. Schedule 3.18 sets forth a true, correct and complete list of all Intellectual Property (as defined below) owned or held by Bryan or any of its Subsidiaries (or otherwise used in the business of Bryan and its Subsidiaries) on the date hereof and all license agreements (including all amendments or supplements thereto or continuing thereunder) in effect on the date hereof pursuant to which any such Intellectual Property is licensed to or by Bryan or its Subsidiaries, in each case, which have been, are, or may reasonably be expected in the future to be, material to Bryan and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.18, Bryan and its Subsidiaries own all right, title and interest in and to all Intellectual Property used in their respective businesses (other than Intellectual Property which, individually or in the aggregate, is not material to the conduct of the businesses of Bryan and its Subsidiaries), free and clear of any royalty or other payment obligation, lien or charge. Bryan and its Subsidiaries are not in default (and with the giving of notice or lapse of time or both, would not be in default) in any material respect under any license to use any Intellectual Property. The Intellectual Property is not being infringed by any third party, and Bryan is not infringing any intellectual property rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Bryan. Except as indicated in Schedule 3.18, all maintenance taxes, annuities and renewal fees have been paid and all other necessary actions to maintain the Intellectual Property have been taken through the date hereof and will continue to be paid or taken by Bryan and its Subsidiaries through the Effective Time. To the best of Bryan's knowledge, no claims or controversies currently exist regarding any infringement of or by or violation of or by any of the Intellectual Property. For purposes of this Agreement, "Intellectual Property" includes

         (i) all trademarks, service marks, trademark registrations, service mark registrations, trade names and applications for registration of trademarks and service marks;

        (ii) all licenses which create rights in or to the trademark, service mark or trade name properties described in clause (i) above;

       (iii) all copyrights, copyright registrations and applications for registration of copyrights;

        (iv) all renewals, modifications and extensions of any items referred to in clauses (i) through (iii) above;

         (v) all patents, design patents and utility patents, all applications for grant of any such patents pending as of the date hereof or as of the Effective Time or filed within five years prior to the date hereof, and all reissues, divisions, continuations-in-part and extensions thereof;

        (vi) all technical documentation, trade secrets, designs, inventions, processes, formula, know-how, operating manuals and guides, plans, new product development, technical and marketing surveys, material specifications, product specifications, invention records, research records, labor routings, inspection processes, equipment lists, engineering reports and drawing, architectural or engineering plans, know-how agreements and other know- how;

       (vii) all marketing and licensing records, sales literature, customer lists, trade lists, sales forces and distributor networks lists, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records;

      (viii) all rights arising under, and rights to develop, use and sell under, any of the foregoing and all licenses with respect thereto; and

        (ix) all rights and incidents of interest in and to all non-competition or confidentiality agreements.

      3.19 Vote Required. The affirmative vote of the holders of record of at least two-thirds of the outstanding shares of Bryan Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Bryan required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

      3.20 Disclosure. The information heretofore delivered or made available by Bryan with respect to Bryan and its Subsidiaries, when such information is taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      3.21 Effect of Transactions on Manufacturer's
Representatives and Customers. Except as listed on Schedule 3.21, to the best of the knowledge of Bryan, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) will not adversely affect the relationship of Bryan with any of its manufacturer's representatives or customers, (b) will not adversely affect the relationship of Bryan with any of its suppliers, and (c) will not result in any breach or default, or trigger any "change in control" provision, under any material Contract.

      3.22 Bryan's  Transaction  Costs.  To the best of the  knowledge of Bryan,
Schedule 3.22 sets forth an accurate estimate of Bryan's Transaction Costs (as defined in Section 6.06) through consummation of the Merger, and Bryan has furnished Buyer with true and complete copies of all currently-existing agreements (and written summaries of all currently-existing oral agreements) under which Bryan's Transaction Costs are likely to become payable. After the date hereof, neither Bryan nor any of its subsidiaries will materially amend any such agreement, or enter into any new such agreement, without the prior approval of Buyer (such approval not to be unreasonably withheld).


                                   ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

           Buyer and Merger Sub represent and warrant to Bryan as follows:

      4.01 Organization and Qualification. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Buyer and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Buyer or Merger Sub to perform its obligations hereunder.

      4.02 Authority Relative to this Agreement. Each of Buyer and Merger Sub has full corporate power and authority to enter into this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Buyer and Merger Sub and the consummation by each of Buyer and Merger Sub of the transactions contemplated hereby have been duly and validly approved by their respective Boards of Directors and by Buyer in its capacity as the sole shareholder of Merger Sub and no other corporate proceedings on the part of Buyer, Merger Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Buyer or Merger Sub and the consummation by Buyer or Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Merger Sub and constitutes a legal, valid and binding obligation of Buyer and Merger Sub enforceable against Buyer and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.03 Non-Contravention; Approvals and Consents.

           (a) The execution and delivery of this Agreement by Buyer and Merger Sub does not and the performance by Buyer and Merger Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Buyer, or any of its Subsidiaries, under any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or By-laws (or other comparable charter documents) of Buyer or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any Law or Order of any Governmental or Regulatory Authority applicable to Buyer or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contract to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement.

           (b) Except (i) for the filing of a premerger notification report by Buyer under the HSR Act, (ii) for the filing of the Articles of Merger required by the NMBCA with the New Mexico Corporation Commission and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iii) for the filing of Schedule 14D-1 and Schedule 14D-9, no consent approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective assets or properties is bound by the execution and delivery of this Agreement by Buyer and Merger Sub, the performance by Buyer and Merger Sub of their obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement.

      4.04 Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Buyer and its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of Buyer and its Subsidiaries are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Buyer or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to Buyer or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement. Neither Buyer nor any of its Subsidiaries is subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement.

      4.05 Information Supplied.

      (a) None of the Offer Documents will, at the times such documents are filed with the SEC and are mailed to the stockholders of Bryan, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Buyer or Merger Sub with respect to information supplied in writing by Bryan or an affiliate of Bryan expressly for inclusion therein. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

      (b) None of the information supplied by Buyer, Merger Sub or any affiliate of Buyer or Merger Sub specifically for inclusion in the Proxy Statement or the
Schedule 14D-9 will, at the date of filing with the SEC, and, in the case of the Proxy Statement, at the time the Proxy Statement is mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) Neither the information supplied or to be supplied in writing by or on behalf of Buyer or Merger Sub for inclusion, nor the information incorporated by reference from documents filed by Buyer or any of its Subsidiaries with the SEC, in the Proxy Statement or any other documents to be filed by Buyer, Merger Sub or Bryan with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders, and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All such documents filed by Buyer or Merger Sub with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act.

      4.06 Financing. Buyer has sufficient cash and/or credit facilities on hand or immediately available to consummate the Offer and the Merger in accordance with this Agreement and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

      5.01 Conduct of Business. At all times from and after the date hereof until the Effective Time, Bryan covenants and agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that Buyer may otherwise grant prior consent in writing, which consent shall not be unreasonably withheld):

           (a) Bryan shall conduct its business only in, and Bryan shall cause its Subsidiaries not to take any action except in, the ordinary course consistent with past practice (subject to the further limitations specified in this Article).

           (b) Without limiting the generality of paragraph (a) of this Section, Bryan shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to preserve intact in all material respects its present business organization and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition (ordinary wear and tear excepted), to preserve its relationships with customers and suppliers and others having significant business dealings with them, to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and to maintain (subject to Section 5.01(b)(xx)) insurance, including, without limitation, product liability insurance, in such amounts and against such risks and losses as was in effect on June 30, 1998 (subject to Section 3.14). Also without limiting the generality of paragraph (a) of this Section, Bryan shall not, and shall cause its Subsidiaries not to:

           (i) amend or propose to amend its or their Articles of Incorporation or By-laws;

           (ii) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock other than the dividend of $2.00 per share declared on Bryan Common Stock on August 26, 1998 and payable on September 15, 1998; (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities or Option in respect of, in lieu of or in substitution for shares of its capital stock,
      (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or
      (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

           (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

           (iv) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than raw materials and supplies acquired in the ordinary course of its business consistent with past practice in amounts in any one instance (or group of related instances) not in excess of $250,000 and in each case pursuant to an order or agreement requiring delivery of such raw materials and supplies within 120 days after the creation of such order or agreement;

           (v) sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties other than finished goods in the ordinary course of business consistent with past practice pursuant to orders as to which (x) no one order (or group of related orders) involves an aggregate selling price in excess of $150,000, and (y)(i) each order is to be fully performed within 150 days after its creation or (ii) in the case of orders for which there is no definite date by which the orders must be fully performed, the aggregate selling price for all such orders that are more than 150 days old shall not exceed $500,000;

           (vi) except to the extent required by applicable law or GAAP, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, receivable, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

           (vii) (x) other than working capital borrowings of up to $300,000 under Bryan's existing bank line of credit, incur any indebtedness for borrowed money (which shall be deemed for this purpose to include entering into credit agreements, lines of credit or similar arrangements, whether or not amounts are borrowed thereunder) or guarantee any such indebtedness, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

           (viii) (x) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Bryan Benefit Plan or other agreement between Bryan (or any of its Subsidiaries) and one or more of its directors, officers or employees, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof (except that Bryan shall comply with the union contract and except for normal increases approved by Buyer);

           (ix) enter into any new Contract or amend, modify or terminate any existing Contract, or engage in any new transaction (x) not in the ordinary course of business consistent with past practice, (y) not on an arm's length basis, or (z) with any shareholder or affiliate of Bryan;

           (x) make any capital expenditure or any commitment to make a capital expenditure or any commitment for additions to plant, property or equipment constituting capital assets;

           (xi) make any change in lines of business or any material changes in prices, marketing plans or procedures;

           (xii) make any changes to current levels of inventory, receivables or payables, except as may occur in the ordinary course of business consistent with past practice;

           (xiii) grant any stock-related, performance or similar awards or bonuses;

           (xiv) forgive any loans to employees, officers or directors or any of their respective affiliates or associates;

           (xv) make any deposits or contributions of cash or other property to, or take any other action to fund or in any other way secure the payment of compensation or benefits under, any Bryan Benefit Plan;

           (xvi) enter into, amend, extend or waive any rights under any collective bargaining or other labor agreement;

           (xvii) commence, settle or agree to settle any litigation, suit, action, claim, proceeding or investigation;

           (xviii) pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation (absolute accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction of liabilities reflected or reserved against in full in the financial statements as at June 30, 1998 or incurred in the ordinary course of business subsequent to June 30, 1998 or Bryan's Transaction Costs;

           (xix) enter into, modify, amend or terminate any Contract material to the business of Bryan or any of its Subsidiaries which it may enter, amend or terminate without violating clause (ix) above, or waive any rights under any such Contract, unless in each instance Bryan first obtains the consent of Buyer, which consent shall not be unreasonably withheld;

           (xx) enter into or extend or renew any Contract (including without limitation any insurance policy), which Contract, extension or renewal has a term or is to be performed over a period of more than 60 days (and before renewing any insurance policy, Bryan shall reasonably consult with Buyer); or

           (xxi) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

           (c) Advice of Changes. Bryan shall confer on a regular
and frequent basis with Buyer with respect to its businesses and operations and other matters relevant to the Merger,
and shall promptly advise Buyer, in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on Bryan or on the ability of Bryan to consummate the transactions contemplated hereby.

      5.02 No Solicitations. (a) Bryan shall not, and it shall not authorize or permit either of its Subsidiaries or any of its or their officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other agents or representatives (each, a "Representative") to directly or indirectly, solicit, initiate or participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, or assist, participate in or facilitate (collectively, "Solicitation Activities") the making of any proposal or offer for, or which may reasonably be expected to lead to, a Potential Transaction (as defined below), by any person, corporation, partnership or other entity or group, including a current shareholder of Bryan Common Stock or a person acting on behalf of or who has been in contact with such a shareholder (a "Potential Acquiror"); provided, however, that to the extent the Board of Directors of Bryan believes, on the basis of a written opinion furnished by independent legal counsel, that the failure to take any such actions would constitute a breach of applicable fiduciary duties of such Board of Directors, then Bryan and its Representatives may participate in Solicitation Activities but only to the extent necessary to comply with such duties; provided further, however, that such participation shall only be in compliance with Section 5.02(b); provided further, however, that nothing herein shall in any event prevent Bryan's Board of Directors from taking and disclosing to Bryan's shareholders a position contemplated by Rule 14D-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer or from making such other disclosures to Bryan's shareholders, which, in either case, based upon the advice of independent legal counsel, the Board in its good faith judgment determines is required by the fiduciary duties of the Board of Directors under applicable law.

      (b) Bryan shall promptly inform Buyer, in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, a Potential Transaction that it receives and the identity of the Potential Acquiror and Bryan shall keep Buyer fully apprised of all developments regarding such Potential Transaction. Such full apprising of all developments shall include providing Buyer with copies of all correspondence from or to Bryan and the Potential Acquirer, including all attachments and enclosures.

      (c) As of the date and time of this agreement Bryan and its Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than Burnham and Merger Sub conducted heretofore with respect to any Potential Transaction.

      (d) As used in this Agreement, "Potential Transaction" means any potential merger, consolidation or other business combination involving Bryan, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of Bryan whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.01 Access to Information; Confidentiality.

           (a) Bryan shall, throughout the period from the date hereof to the Effective Time, (i) provide Buyer and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Bryan and its assets, properties, books and records, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by Bryan pursuant to the requirements of federal or state securities or tax laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Bryan Benefit Plans and other books and records) concerning the business and operations of Bryan or its Subsidiaries as Buyer or its Representatives reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

           (b) Non-public information obtained by Buyer pursuant to Section 6.01(a) shall be subject to the provisions of the confidentiality agreement between Buyer and Bryan, dated June 18, 1998 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

      6.02 Preparation of Proxy Statement. Bryan shall prepare and file with the SEC the Proxy Statement at the earliest practicable date after the Offer has expired or terminated (unless 90% or more of outstanding Bryan Common Stock is acquired by Merger Sub pursuant to the Offer or Bryan Common Stock ceases to be registered under the Exchange Act in accordance with applicable law); and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC. If at any time prior to the Effective Time any event shall occur that is required to be set forth in an amendment of or a supplement to the Proxy Statement, Bryan shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Buyer, Merger Sub and Bryan shall cooperate with each other in the preparation of the Proxy Statement, and Bryan shall promptly notify Buyer of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide to Buyer copies of all correspondence between Bryan or any representative of Bryan and the SEC with respect to the Proxy Statement. Bryan shall give Buyer and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. If the Proxy Statement is required to be filed with the SEC, each of Bryan, Buyer and Merger Sub agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the holders of Bryan Common Stock entitled to vote at the Shareholder Meeting at the earliest practicable time.

      6.03 Approval of Shareholders. (a) To the extent required by applicable law, Bryan shall, through its Board of Directors, duly call, give notice of, convene and hold the Shareholder Meeting for the purpose of voting on the adoption of this Agreement (the "Shareholders'

Approval") as soon as reasonably practicable after consummation of the Offer but in any event prior to the 90th day after the date hereof (subject to unavoidable delays in receiving comments from the SEC staff or in considering and preparing responses to such comments). Except to the extent legally required for the discharge of its fiduciary duties as reflected in a written opinion of independent legal counsel, Bryan shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Bryan that the shareholders of Bryan adopt this Agreement and approve the Merger, and shall use all reasonable efforts to obtain such adoption and approval, including utilizing a proxy solicitation firm that is reasonably acceptable to Buyer and obtaining the opinion of McDonald & Company Securities, Inc. to the effect that the Merger Price is fair to the holders of Bryan Common Stock from a financial point of view. At such meeting, Buyer shall, and shall cause its Subsidiaries to, cause all shares of Bryan Common Stock, if any, then owned by Buyer or any such Subsidiary to be voted in favor of the adoption of this Agreement.

      (b) Not earlier than five days, and not later than three days, prior to the day of the Shareholder Meeting (if such Shareholder Meeting is required under applicable law), Bryan shall provide a notice to Buyer stating the number of Bryan Common Shares for which valid, executed proxies have been received with directions to vote such shares in favor of the Merger. Bryan shall thereupon promptly consult with Buyer and, if after such consultation Buyer so requests, Bryan shall cause the Shareholder Meeting to be adjourned for such period as Buyer shall request not to exceed thirty (30) days (or postponed to such date as Buyer shall request, which date shall not be more than thirty (30) days after the original date of the meeting) to allow the proxy solicitation firm to continue to solicit proxies in favor of the Merger. In such event, Bryan shall cooperate with Buyer and the proxy solicitation firm to attempt to obtain proxies sufficient to result in approval of the Merger by the shareholders of Bryan.

      (c) In the event that the approval and adoption of this Agreement and the Merger at the Shareholder Meeting or any adjournment thereof receives the affirmative vote of less than 66- 2/3% of all shares entitled to vote for such approval, then Buyer may in its sole discretion (but subject to Section 8.01(b)(ii)) require Bryan to, and Bryan shall be obligated to, through its Board of Directors, duly call, give notice of, convene and hold a second Shareholder Meeting for the purpose of voting on the adoption of this Agreement. Such second Shareholder Meeting shall be held as soon as reasonably practicable after the date of the notice from Buyer to Bryan in which Buyer notifies Bryan that Buyer desires Bryan to call a second Shareholder Meeting. In the event Buyer determines a second Shareholder Meeting is appropriate, then all other provisions in this Agreement relating to the Shareholder Meeting shall be read mutatis mutandis as applying to such second Shareholder Meeting.

      (d) If Buyer shall directly or indirectly acquire at least 90 percent of the outstanding shares of Bryan Common Stock, each of Buyer, Merger Sub and Bryan shall take all necessary and appropriate action as Buyer may reasonably request to cause the Merger to become effective as promptly as practicable after the consummation of the Offer without a meeting of holders of Bryan Common Stock in accordance with Section 53-14-5 of the NMBCA.

      6.04 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each of Bryan and Buyer will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Buyer, Bryan or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request. In addition to and not in limitation of the foregoing, (i) each of the parties will (x) take promptly all actions necessary to make the filings required of Buyer and Bryan or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and
(z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

      6.05 Employees.

           (a) Buyer confirms that the Surviving Corporation will honor in accordance with their respective provisions the existing agreements between Bryan and each of Messrs. Bishop, McVay, Holmquist, Krauskopf, Kubly, Minard, Mitting, McCune and Sturch (collectively, "Senior Management Agreements"), copies of which Bryan has heretofore delivered to Buyer. Further, Buyer confirms that it will cause the Surviving Corporation to pay to each of such persons the Transaction Bonus contemplated in the applicable Senior Management Agreement, in the installments and at the times specified therein, irrespective of whether the Merger is deemed to have been supported or sponsored by management or any management group.

           (b) The Surviving Corporation will honor all existing union contracts and all other existing agreements between Bryan and its employees which have heretofore been disclosed to Buyer.

      6.06 Expenses. Subject to Section 6.14 and to remedies in respect of breach of the provisions hereof, if the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. If the Merger is consummated, Bryan's Transaction Costs (as defined below) shall be paid by Bryan, by the Surviving Corporation and/or by Buyer without reduction of the per-share amount payable to Bryan shareholders under Section 2.01(a)(iii). As used herein, "Bryan's Transaction Costs" means all out-of-pocket costs reasonably incurred by Bryan or any of its Subsidiaries on or after July 1, 1998 in connection with the potential and actual sale of Bryan and its Subsidiaries, including without limitation (i) the fees and expenses of McDonald & Company Securities, Inc., (ii) the fees and expenses of Goelzer & Co. Inc., (iii) legal fees and expenses, (iv) expenses for environmental reports,
(v) expenses for title reports, (vi) expenses for proxy solicitation and fees and expenses of the Exchange Agent, and (viii) filing fees in connection with compliance with securities and antitrust laws. Bryan's Transaction Expenses shall not include (a) any amounts payable or paid to senior managers of Bryan under the Senior Management Agreements by virtue of the consummation of the Merger

(Buyer having agreed separately to cause the Surviving Corporation to pay such amounts in addition to all other consideration for the Merger), or (b) any expenses incurred by Buyer or Merger Sub with respect to the Offer.

      6.07 Brokers or Finders. Each of Buyer and Bryan represents, as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, in the case of Bryan, for McDonald & Company Securities, Inc. and Goelzer & Co., Inc. True and complete copies of Bryan's agreements with such firms have been delivered by Bryan to Buyer prior to the execution of this Agreement.

      6.08 Notice and Cure. Each of Buyer and Bryan will notify the other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring or not occurring after the date of this Agreement that causes or will cause or is likely to cause any covenant or agreement of Buyer or Bryan, as the case may be, under this Agreement to be breached or that renders or will render untrue (disregarding any limitations as to materiality as may be contained therein) any representation or warranty of Buyer or Bryan, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Buyer and Bryan also will notify the other promptly in writing of, and will use all commercially reasonable efforts to cure before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Buyer or Bryan, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein and such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      6.09 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Buyer and Bryan will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Buyer nor Bryan will, nor will either permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

      6.10 Indemnification; Directors' and Officers' Insurance.

           (a) Until the fourth anniversary of the Effective Time (and until resolution of any claims asserted prior to such fourth anniversary), the Surviving Corporation shall, to the extent allowed by law and to the extent currently provided in the By-laws and Articles of Incorporation of Bryan, indemnify, defend and hold harmless each person who is as of the date hereof, or has been at any time prior to the date hereof, a director or officer of Bryan or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action,  suit,  proceeding  or  investigation  based  in  whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Bryan or any Subsidiary of Bryan, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent Bryan would have been permitted under New Mexico law to indemnify such person (and subject to the foregoing, the Surviving Corporation shall, in the event the Surviving Corporation determines in its reasonable discretion that such person would be entitled to indemnification hereunder, pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party;
provided, however, that the person to whom the expenses are advanced must provide an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification as provided in Section 53-11-4.1 of the NMBCA). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received as heretofore provided; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving
Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.10 except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by the NMBCA or this Agreement. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

           (b) For a period of four years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Bryan (provided that the Surviving Corporation may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before or at the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 125% of the premiums paid as of the date hereof by Bryan for such insurance ("Bryan's Current Premium"), and if such premiums for such insurance would at any time exceed 125% of Bryan's
Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provided the maximum coverage available at an annual premium equal to 125% of Bryan's Current Premium. Notwithstanding anything to the contrary contained elsewhere herein, the Surviving Corporation's indemnity agreement set forth above in Section 6.10(a) shall be limited to cover claims only to the extent that those claims are not covered under Bryan's current directors' and officers' insurance policies and the continuation or maintenance thereof as required by this Section 6.10(b) (or any substitute policies permitted by this Section 6.10(b)).

           (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this section.

           (d) The provisions of this Section 6.10 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      6.11 Retention of Bryan Name. Until the 10th anniversary of the Closing Date, Buyer shall cause the name of the Surviving Corporation to continue to be "Bryan Steam Corporation", unless, due to a change in circumstances after the Closing, such continuation shall be, in the opinion of the Board of Directors of the Surviving Corporation at any time, materially adverse to Buyer or the Surviving Corporation.

      6.12 Takeover Laws. Bryan shall, upon the request of Buyer, take all reasonable steps to exclude the applicability of, or to assist in any challenge by Buyer or the Merger Sub of the validity or applicability to the Merger of, any Takeover Laws. As used herein, "Takeover Laws" shall mean any "moratorium", "control share acquisition", "business combination", "fair price" or other form of antitakeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the Merger.

      6.13 Subsequent Financial Statements. Until the Effective Time, Bryan will timely file with the SEC each form, report and document required to be filed by Bryan under the Exchange Act and will promptly deliver to Buyer copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Bryan included in such reports shall be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and shall fairly present the financial position of Bryan and its Subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended.

      6.14 Termination Fee; Expenses. (a) In the event that this Agreement is terminated as a result of the occurrence of any Trigger Event (as defined below), then Bryan shall pay to Buyer a fee equal to 1.5% of the Purchase Price plus all Reimbursable Expenses (as defined in Section

6.14(d)); provided, however, that if such termination is solely attributable to events described in clause (iii) or (iv) of the definition of Trigger Event, then Bryan shall pay to Buyer all Reimbursable Expenses (but not the 1.5% fee). Amounts due hereunder shall be payable in immediately available funds at the time of such termination.

      (b) As used herein, "Trigger Event" shall mean the occurrence of any of the following:

                (i) the Board of Directors of Bryan (or any committee thereof) shall approve, recommend, authorize, propose or facilitate any potential Acquisition Transaction (as defined below) other than the Offer and the Merger pursuant to this Agreement, or such Board (or any such committee) shall engage in discussions or negotiations with a potential counterparty concerning any such potential Acquisition Transaction, or such Board (or any such committee) shall publicly announce its intention to do any of the foregoing;

                (ii) the Board of Directors of Bryan (or any committee thereof) shall fail to recommend the Offer and the Merger to stockholders of Bryan in the
Schedule 14D-9 or proxy statement required by this Agreement or within two business days following Buyer's request from time to time that Bryan so confirm its recommendation of the Offer and the Merger, or such Board (or any such committee) shall withdraw, modify or amend in any manner adverse to Buyer the authorization, approval or recommendation given by such Board (or such committee) to the Offer and the Merger, or shall publicly announce that it does not favor the Offer or the Merger;

                (iii) the shareholders of Bryan holding at least 66-2/3% of the outstanding shares of Bryan Common Stock shall fail to approve the Merger in accordance with applicable law at the Shareholder Meeting, or if the Shareholder Meeting shall not be held on or prior to December 31, 1998; or

                (iv) any person, entity or "group" (as that term is used in Section 13(d)(e) of the Exchange Act), other than those shareholders who have executed and delivered Irrevocable Proxy and Option Agreements as described in the recitals to this Agreement, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of outstanding Bryan Common Stock.

      (c) As used herein, "Acquisition Transaction" shall mean any tender offer or exchange offer, any merger, consolidation, liquidation, dissolution, recapitalization, reorganization or other business combination, any acquisition, sale or other disposition of a material amount of assets or securities or any other similar transaction involving Bryan, its securities or any of its Subsidiaries or divisions.

      (d) As used herein, "Buyer Reimbursable Expenses" means all out-of-pocket costs (including without limitation reasonable legal and accounting costs) heretofore and hereafter incurred by Buyer in connection with the transactions contemplated by this Agreement including, without limitation, costs and expenses incurred in connection with (i) Buyer's due diligence investigations concerning Bryan and its Subsidiaries, (ii) Buyer's preparation of preliminary and final proposals relating to the acquisition of Bryan, (iii) Buyer's negotiation of this Agreement, (iv) Buyer's assistance in the preparation of the proxy statement relating to the Merger, (v) fees and expenses of the Exchange Agent, and (vi) fees and expenses reasonably incurred so as to facilitate and promote consummation of the Merger.


                                   ARTICLE VII

                                   CONDITIONS

      7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

           (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by Bryan's shareholders in the manner and to the extent required by applicable law and the Articles of Incorporation and By-laws of Bryan.

           (b)  HSR  Act.  Any  waiting  period  (and  any  extension   thereof)
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

           (c) No Injunctions or Restraints. No action or proceeding before a court of competent jurisdiction or other competent governmental body by any Governmental or Regulatory Authority shall have been instituted or threatened to make illegal or otherwise restrain or prohibit (whether temporarily, preliminary or permanently) the Merger or the other transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the consummation of the Merger or other transactions contemplated by this Agreement; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the Merger or the other transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger (each party hereto, however, agrees to use reasonable efforts promptly to have such prohibition or notice lifted).

           (d) Board Resolutions. Each of Merger Sub and Bryan shall have received from the other appropriately certified copies of all resolutions adopted by their respective Boards of Directors and shareholders in connection with this Agreement and the transactions contemplated hereby.

      7.02 Conditions to Obligation of Buyer and Merger Sub to Effect the Merger. The obligation of Buyer and Merger Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Buyer and Merger Sub in their sole discretion):

           (a) Bryan shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Bryan at or prior to the Closing, and Bryan shall have delivered to Buyer a certificate, dated the Closing Date and executed on behalf of Bryan by its President, to such effect.

           (b) All proceedings to be taken on the part of Bryan in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith. Such documents shall include, but shall not be limited to:

                (i) the certificates required by Section 7.02(a) of this Agreement;

                (ii) a certificate of existence or good standing regarding each of Bryan and its Subsidiaries, certified in the case of Bryan by the New Mexico Corporation Commission and certified in the case of Wendland and Memco by the appropriate office of the jurisdiction of its respective incorporation, each dated within ten (10) business days of the Closing Date; and

                (iii) an incumbency certificate certifying the identity of the officers of Bryan.

                (iv) the resignations, effective the Closing Date, of such directors and officers of Bryan, Wendland and Memco as Buyer shall specify consistent with Section 1.05;

           (c) Buyer shall have received a complete list of the signatories of each account or safe deposit box of Bryan, Wendland and Memco;

           (d) Bryan shall not have received written objections to the Merger from holders who in the aggregate hold more than 10% of the outstanding shares of Bryan Common Stock, and Bryan shall not have knowledge that holders of 10% or more of the outstanding shares of Bryan Common Stock intend to file with Bryan written objections to the Merger.

           (e) Bryan shall have delivered to Buyer a final accounting of Bryan's Transaction Expenses, in form reasonably satisfactory to Buyer, including copies of applicable final invoices;

           (f) Other than the filings provided for by Section 1.02, all consents, approvals and actions of filings with and notices to any Governmental or Regulatory Authority or any other public or private third party required of Bryan or any of its Subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken could, individually or in the aggregate, be reasonably expected to have a material adverse effect on Bryan and its Subsidiaries or on the ability of Bryan to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to Buyer and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to Buyer.

      7.03 Conditions to Obligation of Bryan to Effect the Merger. The obligation of Bryan to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Bryan in its sole discretion):

           (a) Each of the representations and warranties made by Buyer and Merger Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Buyer and Merger Sub shall each have delivered to Bryan a certificate, dated the Closing Date and executed on behalf of Buyer by its President and on behalf of Merger Sub by its President, to such effect.

           (b) Buyer and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Buyer or Merger Sub at or prior to the Closing, and Buyer and Merger Sub shall each have delivered to Bryan a certificate, dated the Closing Date and executed on behalf of Buyer by its President and on behalf of Merger Sub by its President, to such effect.

           (c) Bryan shall have received a written opinion, dated as of the Closing Date, from Krieg, Devault, Alexander & Capehart, Indiana counsel to Buyer and Merger Sub, from Cleary, Gottlieb, Steen & Hamilton and/or from Buyer's New Mexico counsel, as appropriate, in form and substance reasonably satisfactory to Bryan, as to certain appropriate matters agreed upon by legal counsel of Buyer and Merger Sub and of Bryan.

           (d) All proceedings to be taken on the part of Buyer and Merger Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Bryan, and Bryan shall have received copies of all such documents and other evidences as Bryan may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith. Such documents shall include, but shall not be limited to:

                (i) the certificates required by Section 7.03(a) and 7.03(b) of this Agreement;

                (ii) certificates of existence or good standing regarding each of Buyer and Merger Sub, certified by the New York Secretary of State and the New Mexico State Corporation Commission, respectively, dated within ten (10) business days of the Closing Date; and

                (iii) incumbency certificates certifying the identity of the officers of Buyer and Merger Sub, respectively.

           (e) The Exchange Fund shall have been funded with the full amount of the Merger Price for all outstanding shares of the Bryan Common Stock.


                                  ARTICLE VIII

                 TERMINATION, AMENDMENT AND WAIVER

      8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after Shareholders' Approval:

           (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

           (b) by either Bryan or Buyer upon notification to the non-terminating party by the terminating party:

                (i) at any time after January 31, 1999 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; provided, however, the date may be extended indefinitely by the mutual written agreement of the parties;

                (ii) if Shareholders' Approval shall not be obtained by January 31, 1999;

                (iii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either Bryan or Buyer to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful; or

                (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable.

           (c) by Bryan, if (1) Merger Sub fails to commence the Offer as provided in Section A-1.01 or fails to purchase validly tendered Shares in violation of the terms of the Offer or this Agreement; (2) there has been a breach by Buyer or Merger Sub of any representation or warranty contained in this Agreement, or (3) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Buyer or Merger Sub, which breach is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by Bryan to Buyer or Merger Sub.

           (d) by Buyer, if (1) the Offer is terminated or withdrawn on account of the failure to be fulfilled of a condition specified in Annex A hereto, (2) there has been a breach by Bryan of any representation or warranty contained in this Agreement or (3) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Bryan, which breach is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by Buyer to Bryan.

           (e) by Buyer if a Trigger Event occurs.

      8.02 Effect of Termination. If this Agreement is validly terminated by either Bryan or Buyer pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Bryan or Buyer (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01(b), 6.06, 6.07 and
6.14 will continue to apply following any such termination, and (ii) that nothing contained herein shall relieve any party hereto from liability for any breach of its representations, warranties, covenants or agreements contained in this Agreement; provided however, that no breach of this

Agreement by Bryan shall be deemed to have occurred if such termination is solely due to the occurrence of a Trigger Event described in paragraph 6.14(b)(i) or 6.14(b)(ii), to the extent that such Trigger Event arose because action was taken by the Board of Directors of Bryan based upon the belief, and supported by a written opinion furnished by independent legal counsel, that the failure to take such action would constitute a breach of fiduciary duties of such Board of Directors under applicable law.

      8.03 Amendment. This Agreement may be amended, supplemented or modified by the parties hereto at any time prior to the Effective Time, whether prior to or after adoption of this Agreement at the Shareholder Meeting, but after such adoption only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

      8.04 Waiver. At any time prior to the Effective Time any party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or noncompliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.


                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

      9.02 Knowledge. An individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. Whenever a provision of this Agreement is qualified as to "the best knowledge of" or "to the knowledge of" Bryan or Buyer, or is qualified with words of similar meaning, then the current officers, directors and senior management of such entity shall be deemed to have conducted a reasonable inquiry into the question at hand. The entity will be deemed to have "knowledge" of a particular fact or other matter if (i) any individual who is serving, or who has at any time served, as a director, officer, senior manager or trustee of such person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter, or (ii) such individual would have had such knowledge if such a reasonable inquiry had been conducted.

      9.03 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

      If to Buyer or Merger Sub, to:

           Burnham Corporation
           1241 Harrisburg Pike
           Lancaster, PA  17603
           Attn: Albert Morrison III, President and CEO
           Facsimile No.: (717) 293-5816

      with a copy to:

           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, New York 10006
           Attn: Donald A. Stern, Esquire
           Facsimile No.: (212) 225-3999

     If to Bryan, to:

           Bryan Steam Corporation
           Post Office Box 27
           Peru, Indiana 46970
           Facsimile No.: (765) 473-6651
           Attn: Albert J. Bishop, Chairman


     with a copy to:

           Barnes & Thornburg
           11 South Meridian Street
           Indianapolis, Indiana 46204
           Facsimile No.: (317) 231-7433
           Attn: Eric R. Moy, Esquire

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      9.04 Entire Agreement. Except for the Confidentiality Agreement (as defined in Section 6.01(b)), which shall remain in full force and effect as provided therein, this Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

      9.05 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect (until the Closing), Buyer and Bryan will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Buyer and Bryan will cooperate with each other in the development and distribution of all press releases and other public announcements (including announcements made to the employees, managers, customers, suppliers and sales representatives of Bryan and its Subsidiaries and including any interested community members or governmental officials) with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

      9.06 No Third Party Beneficiaries. Other than the Indemnified Parties (as defined in Section 6.10), the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

      9.07 No Assignment, Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Buyer and Merger Sub may assign any or all of their rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Buyer, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      9.08 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions, of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except to the extent that the NMBCA, the Securities Act and the Exchange Act shall apply to the transactions contemplated herein.

      9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      9.12 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa and the words "include," "including" and the like shall be deemed not to be limiting.

      9.13 Incorporation of Exhibits. The Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      9.14 Enforcement of Agreement; Injunctive Relief. (a) Buyer, Merger Sub and Bryan hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the United States District Court for the Southern District of Indiana, Indianapolis Division for federal jurisdiction (unless such court has no jurisdiction, in which case Buyer, Merger Sub and Bryan consent to the exclusive jurisdiction of the courts of the State of Indiana located in Marion County) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and Buyer, Merger Sub and Bryan agree not to commence any action, suit or proceeding relating thereto or to this Agreement except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceedings brought against Buyer, Merger Sub or Bryan in such court. Bryan, Buyer and Merger Sub hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such federal court (unless such court has no jurisdiction, in which case Buyer, Merger Sub and Bryan consent to the laying of venue in the courts of the State of Indiana in the County of Marion). Buyer, Merger Sub and Bryan hereby further irrevocably and unconditionally waive and agree not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum; and agree not to oppose a motion to dismiss an improperly filed action. Buyer, Merger Sub and Bryan waive, to the fullest extent permitted by law, any rights they may have to a jury trial on any matter related in any way to this Agreement or the transactions contemplated hereby.

      (b) Each of Bryan on the one hand and Buyer and Merger Sub on the other hand recognize and acknowledge that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, if the aggrieved party so desires, the aggrieved party shall be entitled to the remedy of specific performance, injunctive and other equitable relief (without the requirement or need for the posting of any bond) in addition to any other remedy to which the aggrieved party may be entitled, at law or in equity.

      9.15 Joint and Several Obligations. The obligations of
Buyer and Merger Sub hereunder are joint and several.

                            [signature page follows]

           IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                          BURNHAM CORPORATION


                          By:/s/ Albert Morrison, III
                             ---------------------------
                             Name: Albert Morrison, III
                             Title: President and Chief
                                    Executive Officer


                          BURNHAM ACQUISITION CORPORATION


                          By:/s/ Albert Morrison, III
                             ---------------------------
                             Name: Albert Morrison, III
                             Title: President


                          BRYAN STEAM CORPORATION


                          By:/s/ Albert J. Bishop
                             ---------------------------
                             Name: Albert J. Bishop
                             Title: Chairman

                                                                         ANNEX A


                             CONDITIONS TO THE OFFER

           Capitalized terms used in this Annex A and not otherwise defined herein shall have the meanings assigned to them in the Agreement to which this Annex is attached (the "Merger Agreement").

           Notwithstanding any other provision of the Offer, the obligation of Merger Sub to accept for payment, purchase or pay for any Shares tendered prior to the scheduled expiration date of the Offer or any extension thereof (the "Offer Date") is subject to the fulfillment, at or prior to the Offer Date, of the following conditions (and upon the failure of any such condition to be fulfilled, unless waived by Merger Sub, Merger Sub may terminate the Offer as to any Shares not then accepted for payment, and Merger Sub shall not be required to accept for payment, purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, pay for any Shares):

      (a) The number of Shares validly tendered and not withdrawn shall constitute at least a two-thirds majority plus one of the outstanding Shares on a fully diluted basis (the "Minimum Condition").

      (b) Any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act shall have expired or been terminated.

      (c) No action or proceeding before a court of competent jurisdiction or other competent governmental body by any Governmental or Regulatory Authority shall have been instituted or threatened to make illegal or otherwise restrain or prohibit (whether temporarily, preliminary or permanently) the Offer or the Merger or the other transactions contemplated by the Merger Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Merger Agreement or the consummation of the Offer or other transactions contemplated by the Merger Agreement; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Offer or the Merger.

      (d) Merger Sub shall have received from Bryan appropriately certified copies of all resolutions adopted by Bryan's Boards of Directors in connection with the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

      (e) Each of the representations and warranties made by Bryan in the Merger Agreement shall be true and correct in all respects (subject to limitations as to materiality as may be contained therein) as though made on and as of the Offer Date or, in the case of representations and warranties made as of a specified date earlier than the Offer Date, on and as of such earlier date, and Bryan shall have delivered to Buyer a certificate, dated the Offer Date and executed on behalf of Bryan by its President to such effect.

      (f) Bryan shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by Bryan at or prior to the Offer Date, and Bryan shall have delivered to Buyer a certificate, dated the Offer Date and executed on behalf of Bryan by its President, to such effect.

      (g) Buyer and Merger Sub shall have received a written opinion, dated as of the Offer Date, from Barnes & Thornburg, counsel to Bryan, in form and substance reasonably satisfactory to Buyer and Merger Sub, as to certain appropriate matters agreed upon by legal counsel of Buyer and Merger Sub and of Bryan.

      (h) All proceedings to be taken on the part of Bryan on or before the consummation of the Offer in connection with the transactions contemplated by the Merger Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith. Such documents shall include, but shall not be limited to:
           (i) the certificates required by clauses (e) and (f) of this Annex; (ii) a certificate of existence or good standing regarding each of Bryan and its Subsidiaries, certified in the case of Bryan by the New Mexico Corporation Commission and certified in the case of Wendland and Memco by the appropriate office of the jurisdiction of its respective incorporation, each dated within ten (10) business days of the Offer Date; and (iii) an incumbency certificate certifying the identity of the officers of Bryan.

      (i) Bryan and each of its Subsidiaries shall have good, marketable and insurable title to their respective real properties, subject only to those encumbrances identified in Schedule 7.02 to the Merger Agreement, and Bryan shall have obtained and delivered to Buyer reasonable assurances from the relevant municipalities to the effect that such real properties and their current operations are in compliance with local zoning ordinances without constituting non- conforming uses.

      (j) Bryan shall have delivered to Buyer a current survey of the real property and facilities of Bryan located in Peru, Indiana, which survey (i) shall have been prepared by a licensed Indiana land surveyor, (ii) shall fulfill the Minimum Detail Requirements for ALTA/ACSM Land Title Surveys (1992) for an Urban
           Survey and Table A thereof, and (iii) shall have been certified to the Surviving Corporation, Buyer and Buyer's title insurance company in a manner reasonably satisfactory to Buyer; and such survey shall not show encroachments or other matters which, individually or in the aggregate, materially adversely affect the value or use of such real property and facilities.

      (k) There shall not have occurred (A) any general suspension of, or limitation on prices for, trading in the securities of a general nature on any national securities exchange that lasts more than 24 hours, (B) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (C) the commencement of a war, armed hostilities or any other international or national calamity involving the United States or a substantial terrorist attack or the threat thereof on a target in United States that leads to the declaration of a national emergency, (D) a material adverse change in the United States currency exchange rates or a suspension of, or limitation on, the markets therefor, or (E) the Dow Jones Index shall fall below 6448 (which was the value of such Index on December 31, 1996).

      (l)  A Trigger Event shall not have occurred.

      (m) Other than the filings provided for by Section 1.02 of the Merger Agreement, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third party required of Bryan or any of its Subsidiaries to consummate the Offer, the failure of which to be obtained or taken could, individually or in the aggregate, be reasonably expected to have a material adverse effect on Bryan and its Subsidiaries or on the ability of Buyer to consummate the purchase of Shares pursuant to the Offer, shall have been obtained, all in form and substance reasonably satisfactory to Buyer and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Offer to Buyer.

      (n) The Merger Agreement shall not have been terminated pursuant to its terms and shall not have been amended pursuant to its terms to provide for its termination.

EXHIBIT A
---------

                             Stockholders' Agreement

           In order to induce Burnham Corporation, a New York corporation ("Buyer"), to execute and deliver the Agreement and Plan of Merger dated as of the date hereof (as the same may hereafter be amended, the "Merger Agreement") among Buyer, Burnham Acquisition Corporation, a New Mexico corporation ("Merger Sub") and Bryan Steam Corporation, a New Mexico corporation (the "Company"), each undersigned stockholder of the Company hereby (i) covenants as set forth in the remainder of this Agreement (the "Agreement"), and (ii) irrevocably appoints Burnham Corporation, as the exclusive attorney-in-fact and proxy of such stockholder, with full power of substitution:

           (a) to attend any and every meeting (whether annual or special or both) of the stockholders of the Company, including any adjournment or postponement thereof, on behalf of such stockholder, and at each such meeting, with respect to all shares of common stock of the Company owned by such stockholder on the date hereof or acquired hereafter that are entitled to vote at each such meeting or over which such stockholder has voting power (and any and all other shares of common or preferred stock of the Company or other securities issued on or after the date hereof in respect of any such shares), including, without limitation, the shares indicated opposite such stockholder's signature at the end of this
      Agreement:

                (i) to vote in favor of the Merger (as such term is defined in the Merger Agreement) and to vote in favor of the adjournment of any meeting, which Buyer believes may facilitate the obtaining the approval of the Merger; and otherwise to act with respect to such shares as said attorney-in-fact and proxy (or his substitute) shall deem necessary or appropriate to cause the approval of the Merger by the necessary majority required under applicable law;

                (ii) to vote and otherwise act with respect to such shares in such a manner as said attorney-in-fact and proxy (or his substitute) shall deem proper, with respect to (x) proposals or offers (other than the Merger) relating to (1) any proposed sale, lease or other disposition of all or a substantial amount of the assets of the
           Company or any of its subsidiaries, (2) any proposed merger, consolidation or other combination of the Company or any of its subsidiaries with any other entity, (3) any sale, issuance, disposition or granting of rights in respect of the shares of the Company or of any subsidiary of the Company or (4) any other proposed action of the Company or any of its subsidiaries requiring stockholder approval that would conflict with or violate the Company's representations, covenants or obligations under the Merger Agreement, adversely affect the Company's ability to consummate the Merger or the other transactions contemplated by the Merger Agreement or otherwise impede, interfere with or discourage the Merger (each of the actions described in (1) - (4) above, an "Acquisition Proposal"), and (y) any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Merger or any Acquisition Proposal;

           (b) if no meeting of stockholders is scheduled in accordance with the Merger Agreement or if any such meeting is canceled, postponed or adjourned other than with Buyer's approval, to call a special stockholders meeting of the Company for the purpose of (i) approving the Merger or any action with respect thereto, or (ii) taking action with respect to any Acquisition Proposal; and

           (c) to waive, for the duration of this proxy and option, any and all rights such stockholder may have to exercise any rights as dissenting shareholder under Sections 53- 15-3 and 53-15-4 of the New Mexico Business Corporation Act, subject to the right to receive the consideration as specifically provided in the Merger Agreement.

           Each undersigned stockholder agrees (a) not to deposit any of such stockholder's shares of common stock of the Company into a voting trust or enter into a voting agreement with respect to such shares; (b) not to sell, transfer or otherwise dispose of or pledge or otherwise encumber, any shares of common stock of the Company, or options or warrants to purchase such shares, unless the purchaser or transferee of such shares or rights agrees in writing (a copy of which shall be delivered by such stockholder to Buyer and Merger Sub) prior to such sale, transfer or disposition to be bound by and subject to the provisions contained in this Agreement; and (c) not, in his or her capacity as stockholder, to solicit, initiate, encourage, endorse, support (including, by providing information) or participate in any discussions regarding, any Acquisition Proposal other than the Merger.

           Each undersigned stockholder affirms that this proxy is issued in connection with the Merger Agreement to facilitate the transactions contemplated thereunder and in consideration of Buyer and Merger Sub entering into the Merger Agreement and as such is coupled with an interest and is irrevocable. This proxy will terminate upon the earlier to occur of (a) the Effective Time as defined in the Merger Agreement and (b) the termination of the Merger Agreement in accordance with its terms. For purposes of this proxy, any notice of any stockholders' meeting shall be deemed delivered to the attorney-in-fact and proxy and his substitutes when delivered to Buyer in accordance with the Merger Agreement.

           By  execution  and  delivery  of  this  Agreement,  each  undersigned stockholder confirms that such stockholder has received a copy of a substantially final form of the Merger Agreement, and that all other information deemed necessary by such stockholder concerning the Merger, the Merger Agreement and the transactions contemplated thereunder or any other matters considered by such stockholder to be relevant to the stockholder's decision to execute this Agreement has been made available to such stockholder.

           All authority herein conferred or agreed to be conferred shall survive the death, insolvency, or incapacity of any undersigned stockholder and any obligation of any undersigned stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such undersigned stockholder.

           This proxy revokes any and all other proxies heretofore granted by each and every undersigned stockholder to vote or otherwise to act with respect to any of the shares to which this proxy relates. No undersigned stockholder will give any subsequent proxy or grant any option with respect to such shares (and such proxy or option if given will be deemed not to be effective) with respect to such shares that purports to grant authority within the scope of the authority hereby conferred.

           In order further to induce Merger Sub and Buyer to enter into the Merger Agreement, each undersigned stockholder hereby further agrees validly to tender (or cause the record owner of such shares validly to tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer pursuant to Section A-1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Bryan Common Stock set forth opposite such stockholder's name below (the "Existing Securities" and, together with any shares of Bryan Common Stock acquired by such stockholder (whether beneficially or of record) after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, transfer, issuance, or exercise of options or other rights to acquire Bryan Common Stock (the "Securities")). If any undersigned stockholder acquires Securities after the date hereof, such stockholder shall tender (or cause the record holder to tender) such Securities on or before such tenth business day or, if later, on or before the second business day after such acquisition. Each undersigned stockholder hereby acknowledges and agrees that Merger Sub's obligation to accept for payment, purchase and pay for the Securities in the Offer, including the Securities beneficially owned by such stockholder, is subject to the terms and conditions of the Offer.

           Each undersigned stockholder hereby permits Merger Sub and Buyer to disclose in the Offer documents (and in the proxy statement, if any, applicable to the Merger) such stockholder's identity and ownership of the Securities and the content of this Agreement.

           Each undersigned stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Buyer and Merger Sub irreparable harm. Accordingly, each undersigned stockholder agrees that in the event of any breach or threatened breach of this Agreement, Buyer and Merger Sub, in addition to any other remedies at law or in equity they may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

           The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           Each undersigned stockholder represents and warrants that, as of the date hereof, such stockholder (a) owns personally and directly the number of shares of Bryan Common Stock (as defined in the Merger Agreement) set forth following such stockholder's name below, (b) owns such stock free and clear of all liens, security interests, encumbrances, options and other adverse interests of every kind whatsoever, and (c) may execute and deliver this Agreement, and perform its obligations hereunder, without the consent or agreement of any other person or entity.

           Each of the undersigned stockholders hereby irrevocably waives and releases any and all claims such stockholder may have as a holder of shares of the Company against any employee, officer or director of Bryan or any of its subsidiaries in respect of the conduct of such employee, officer or director in his or her capacity as such prior to consummation of the Merger.

           For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           This Agreement will only become effective upon the execution and delivery of the Merger Agreement by Buyer, Merger Sub and the Company. Capitalized terms used and not defined herein will have the respective meanings set forth in the Merger Agreement.

           This Agreement shall be governed by the laws of the State of Indiana except that the provisions hereof with respect to the granting of proxies, the exercise of the rights granted in respect of such proxies and the associated appointment of attorneys-in-fact will be governed by the laws of the jurisdiction of incorporation of the Company.

Dated:  as of September 23, 1998

                            [signature pages follow]